As filed with the Securities and Exchange Commission on April 7, 2005  Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NVIDIA Corporation
(Exact name of Registrant as specified in its charter)

Delaware	94-3177549
(State of Incorporation)	(I.R.S. Employer Identification No.)

2701 San Tomas Expressway, Santa Clara, CA 95050
(Address of principal executive offices and zip code)

NVIDIA Corporation
1998 Employee Stock Purchase Plan, as amended
(Full title of the plans)

Marvin D. Burkett
Chief Financial Officer
NVIDIA Corporation
2701 San Tomas Expressway
Santa Clara, CA 95050
Tel: 408-486-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Eric C. Jensen, Esq.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.001 per share: to be issued under NVIDIA Corporation 1998 Employee Stock Purchase Plan, as amended	3,551,702 shares	$23.17	$82,292,935.34	$9,685.88

(1) Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Act”), this Registration Statement also covers shares issued pursuant to antidilution provisions set forth in the NVIDIA Corporation 1998 Employee Stock Purchase Plan, as amended.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of Registrant’s common stock as reported on the Nasdaq National Market on April 4, 2005.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Act.

EXPLANATORY NOTE

This Registration Statement is being filed for the purposes of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “Commission”) on March 23, 1999 (File No. 333-74905), December 8, 2000 (File No. 333-51520), December 10, 2001 (File No. 333-74868), September 23, 2002 (File No. 333-100010), June 17, 2003 (File 333-106191) and April 9, 2004 (File No. 333-114375), each of which relates to the Registrant’s 1998 Employee Stock Purchase Plan, as amended, are incorporated herein by reference and made a part hereof.

EXHIBITS
Exhibit Number	Description
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.
23.2	Consent of Independent Registered Public Accounting Firm, KPMG LLP.
23.3	Consent of Cooley Godward LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on April 7, 2005.

                                                            NVIDIA Corporation

                                                            By /s/ JEN-HSUN HUANG_______
                                                                        Jen-Hsun Huang
                                                            President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jen-Hsun Huang and Marvin D. Burkett, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

President, Chief Executive Officer
/s/ JEN-HSUN HUANG	and Director (Principal Executive
Jen-Hsun Huang	Officer)	April 7, 2005

/s/ MARVIN D. BURKETT	Chief Financial Officer (Principal
Marvin D. Burkett	Financial and Accounting Officer)	April 7, 2005

Tench Coxe	Director

Steven Chu	Director

/s/ JAMES C. GAITHER
James C. Gaither	Director	April 7, 2005

/s/ HARVEY C. JONES
Harvey C. Jones	Director	April 7, 2005

/s/ WILLIAM J. MILLER
William J. Miller	Director	April 7, 2005

/s/ A. BROOKE SEAWELL
A. Brooke Seawell	Director	April 7, 2005

/s/ MARK A. STEVENS
Mark A. Stevens	Director	April 7, 2005

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.
23.2	Consent of Independent Registered Public Accounting Firm, KPMG LLP.
23.3	Consent of Cooley Godward LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature page).